Exhibit 1

JOINT FILING AGREEMENT

March 18, 2013

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the foregoing Schedule 13G dated March 18, 2013 (the “Schedule”), relating to the common shares of White Mountain Insurance Group, Ltd. (“Common Shares”), is being filed with the Securities and Exchange Commission on behalf of each of them.

The undersigned hereby further agree to prepare jointly and to file timely (or otherwise to deliver, as appropriate) all amendments to the Schedule (“13G filings”) with respect to their respective ownership of Common Shares, and each of them mutually covenants to the others that they will fully cooperate with each other in the preparation and timely filing of all such 13G filings.

This Joint Filing Agreement may be signed in one or more counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Joint Filing Agreement as of the date first written above.

JACK BYRNE 2011 GRAT NO. 1

By:	/s/ Robert Snyder
	Name:	Robert Snyder
	Title:	Co-trustee

By:	/s/ Daniel Mosley
Name:	Daniel Mosley
Title:	Co-trustee

JACK BYRNE 2011 GRAT NO. 2

By:	/s/ Robert Snyder
	Name:	Robert Snyder
	Title:	Co-trustee

By:	/s/ Daniel Mosley
Name:	Daniel Mosley
Title:	Co-trustee

/s/ Robert Snyder
Robert Snyder

/s/ Daniel Mosley
Daniel Mosley